UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 19, 2014

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 19, 2014, the Board of Directors of American Woodmark Corporation (the "Company") received notice that Mr. Kent J. Hussey is resigning from the Board of Directors, effective December 31, 2014. Mr. Hussey has been a director of the Company since 1999 and his decision to resign is not attributable to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCOPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 19, 2014, the Board of Directors of the Company approved two amendments regarding the Bylaws of the Company. The first amendment was the amendment and restatement of the Company’s Bylaws effective as of that date (the “First Bylaw Amendment”).

Substantive changes to the Company’s Bylaws from the First Bylaw Amendment include:

•
revising the Bylaws to clarify that separate record dates may be set for purposes of determining shareholders entitled to notice of a meeting of shareholders and shareholders entitled to vote at a meeting of shareholders;

•
eliminating a provision that addressed the shareholders’ list that must be prepared and made available for inspection for a meeting of shareholders, which is governed by the Virginia Stock Corporation Act (“VSCA”);

•
clarifying that a shareholder that nominates a person for election as a director of the Company must, in addition to meeting other requirements, be a record shareholder of the Company both at the time of the giving of the shareholder’s notice of such nomination and on the record date for determining the shareholders entitled to vote at the applicable meeting of shareholders, which mirrors the requirements applicable to a shareholder that proposes to bring business before an annual meeting of shareholders; and

•
removing a requirement that any change to the Bylaws be adopted at a meeting of the Board of Directors, thus allowing changes to the Bylaws also to be adopted without a meeting, by an action of the Board taken by written consent, as permitted under the VSCA.

A copy of the Company’s Amended and Restated Bylaws, adopted and effective as of November 19, 2014, is filed as Exhibit 3.1 to this report and is incorporated in response to this Item by reference thereto.

The second amendment (the “Second Bylaw Amendment”) was to Article II, Section 2 of the Company’s Bylaws that will become effective December 31, 2014, the date of the effectiveness of Mr. Hussey’s resignation from the Company’s Board of Directors as described in Item 5.02 hereto. The amendment will decrease the number of directors of the Company from ten to nine. The full text of the Second Bylaw Amendment, marked to show the change, is attached as Exhibit 3.2 to this report and is incorporated in response to this Item by reference thereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 3.1    Amended and Restated Bylaws of the Company, adopted and effective as of November 19, 2014.

Exhibit 3.2	Amendment to Bylaws of the Company, effective December 31, 2014 (marked to show changes to Bylaws).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ KENT B. GUICHARD

M. Scott Culbreth	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: November 21, 2014	Date: November 21, 2014
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer